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                                                                    Exhibit 10.5
                          RETENTION BONUS  AGREEMENT
                   BETWEEN EGGHEAD.COM, INC. AND JON BRODEUR


     THIS RETENTION BONUS AGREEMENT (the "Agreement") between Egghead.com, Inc. (the "Company") and Jon Brodeur ("Employee") is entered into as of July 13, 1999.

     WHEREAS, the Company desires to create an incentive for retention of Employee, and whereas Employee is willing to receive a retention bonus in the circumstances set forth in this Agreement.

     In consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

     1. Retention Bonus. As an incentive for retention of Employee, the Company agrees to pay to Employee a lump sum bonus, in an amount equal to the Employee's current 12-month salary, to be paid on January 31, 2000 (the "Retention Date") if Employee remains employed with the Company (or any successor, or parent of successor, of the Company) through the Retention Date; provided, however, that such retention bonus shall also be payable in the event Employee is terminated not "for Cause" (as defined in the Amended and Restated Employment Agreement dated May 15, 1996, as amended by the Employment Agreement Amendment between the Employee and Surplus Software) by the Company (or any successor, or parent of successor, of the Company) prior to the Retention Date.

     2. Successors. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. This Agreement may not be assigned by Executive without the prior written consent of the Company.

     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without application of principles of conflicts of laws.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.


EMPLOYEE                               EGGHEAD.COM, INC.


/s/ JONATHAN W. BRODEUR                By:  /s/ GEORGE P. ORBAN
-----------------------                     -----------------------
Name:                                       George P. Orban
                                            Chairman and Chief Employee Officer


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